Exhibit 1.01
Vertiv Holdings Co
Conflict Minerals Report
For the Calendar Year Ended December 31, 2020
This Conflict Minerals Report contains “forward-looking statements” that are based on our current expectations and assumptions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements include any statements that are not historical and includes the statements made under the heading “Risk Mitigation.” All forward-looking statements made in this Conflict Minerals Report are based on information available to Vertiv Holdings Co (“Vertiv,” “we,” “us,” or “our”) as of the date of this report. Vertiv undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Vertiv’s historical experience and its present expectations. These risks and uncertainties include, but are not limited to, the continued implementation by Vertiv and our direct and indirect suppliers of satisfactory traceability and other compliance measures on a timely basis, or at all.
Vertiv has prepared this Conflict Minerals Report for the year ended December 31, 2020 consistent with the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended, relating to conflict minerals (the “Rule”). The Rule imposes certain reporting obligations on Securities and Exchange Commission registrants whose manufactured products or products contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. The term “conflict minerals” is defined in the Rule as cassiterite, columbite-tantalite (coltan), wolframite, and their derivatives, tin, tantalum, tungsten and gold (“conflict minerals” or “3TG”); or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (the “Covered Countries”).
1.Company Overview
Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. We provide this technology to data centers, communication networks and commercial and industrial environments worldwide.
Vertiv is headquartered in Columbus, Ohio and has regional offices located in the United Kingdom, Italy, China, India and the Philippines. We have approximately 20,000 employees and sell products to customers worldwide. Our supply chain includes more than 10,000 vendor partners in 115 countries providing Vertiv with manufactured components, raw materials, software, professional services, logistics support and subcontracted services.
Vertiv’s supply chain is multi-tiered and we are typically many levels removed from mines, smelters and refiners. We do not purchase any 3TG directly from mines, smelters or refiners. Some of Vertiv’s products may contain 3TG either from recycled sources or in their processed form. We rely on our direct suppliers to provide information on the existence of, and the origin of, any 3TG contained in components and materials supplied to us, including the sources of any 3TG supplied to such direct suppliers from their lower-tier suppliers. Direct suppliers to Vertiv similarly rely on information provided by their suppliers.

Vertiv is committed to complying with the Rule and upholding responsible sourcing practices. As such, Vertiv has published a Conflict Minerals Statement and built a complex due diligence program to ensure responsible sourcing practices in its supply chain. Vertiv’s Conflict Minerals Statement is available at the following link: https://www.vertiv.com/en-asia/support/conflict-minerals-statement/
Vertiv has actively engaged with its customers, suppliers and other stakeholders on the use of conflict minerals and responsible sourcing since the Rule was enacted. Vertiv requires that all materials used in its products be preferably sourced from conflict-free smelters or refiners. Further, Vertiv is a member company of the Responsible Minerals Initiative (RMI) and requires its suppliers to work with their supply chain to cease sourcing from smelters or refiners that are designated as non-conformant per the RMI’s Responsible Minerals Assurance Program or are otherwise identified as high-risk.

2.Reasonable Country of Origin Inquiry
Vertiv determined that 3TG were necessary to the functionality and production of some of our products manufactured during the 2020 calendar year. Vertiv products that contain 3TG include Uninterruptible Power Supplies (UPS), DC Power Systems, and Thermal Management Products. Accordingly, we conducted a reasonable country of origin inquiry in good faith to determine whether the 3TG may have originated in the DRC or Covered Countries.
To assist with our country of origin inquiry, Vertiv retained Assent Compliance, a third-party service provider, to assist Vertiv with reviewing its supply chain and identifying risks. Vertiv provided to Assent Compliance a list of suppliers whose products possibly contain 3TG and Assent Compliance conducted a survey of such suppliers using the Conflict Minerals Reporting Template (CMRT) version 6.1, maintained by the Responsible Minerals Initiative. For the reporting period covered by this report, the suppliers surveyed represented approximately 91% of our total direct materials expenditures for 2020.
Assent Compliance contacted the suppliers and requested that they complete the CMRT via its software-as-a-service (SaaS) platform, which facilitates communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. Assent Compliance assessed the quality of each supplier response and assigned a health score based on the supplier’s declaration. Vertiv and/or Assent Compliance contacted suppliers with potentially invalid or incomplete CMRTs and encouraged them to submit or resubmit a valid response, providing guidance on how to correct errors via feedback to the CMRT submission, training courses, and direct engagement by Assent Compliance’s multilingual Supplier Experience team. Assent Compliance monitored and tracked all supplier responses and communications for reporting and transparency.
Based on data collected through May 17, 2021, 61% of the surveyed suppliers, representing 70% of our total direct material expenditures in 2020, submitted a CMRT.
3.Due Diligence
Vertiv designed its due diligence measures to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). Due diligence requires Vertiv to rely on data provided by direct suppliers and third-party audit programs. There is therefore a risk of incomplete or inaccurate data as the entire process is not, and cannot, be fully managed by

Vertiv. However, through continued outreach and process validation, Vertiv’s due diligence process aligns with industry standards and market expectations for downstream companies’ due diligence.
Vertiv integrated the five steps recommended by the OECD Guidance as follows:
a.Establishment of Company Management Systems
Vertiv established a cross-functional team to implement and manage our conflict minerals compliance program. The team, led by our global procurement organization, includes representatives from our product development, supply chain, legal, and Environmental, Health and Safety departments. The team is responsible for implementing conflict minerals compliance strategies and briefing senior management about the results of our due diligence measures.
In addition, Vertiv has implemented the following:
i.As noted above, Vertiv adopted and published on its public website a Conflict Minerals Statement that articulates Vertiv’s support for efforts to end the human suffering and environmental impact that have been associated with mining in the DRC and Covered Countries.
ii.Vertiv’s contracts with direct suppliers require the suppliers to trace and disclose information about the country of origin of minerals used in goods supplied to Vertiv.
iii.Vertiv actively enforces its Code of Ethics and Supplier Code of Conduct, which outline expected behaviors for our employees, officers, directors and suppliers. All suppliers are expected to act in accordance with such documents and comply with product-related requirements, including conflict minerals reporting. Vertiv’s Code of Ethics and Supplier Code of Conduct are available on our website at: https://www.vertiv.com/en-us/about/ethics--compliance/
iv.Vertiv established a helpline that allows employees and suppliers to report any suspected violations or concerns, including any suspected violation or concern regarding our conflict minerals program, Code of Ethics or Supplier Code of Conduct.
v.Vertiv engaged Assent Compliance to assist with evaluating supply chain information regarding 3TG, identifying potential risks, and developing additional due diligence steps that Vertiv may undertake with suppliers. Assent Compliance’s dedicated program specialists support Vertiv’s conflict minerals program and provide frequent updates to Vertiv. Each member of Assent Compliance’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.
vi.Vertiv, in cooperation with Assent Compliance, organized a training webinar where all suppliers in scope for Vertiv’s conflict minerals program were invited and trained on the OECD Due Diligence and 5 Step Framework principles, Vertiv’s conflict minerals policy and responsible sourcing requirements, and supplier obligations under Vertiv’s conflict minerals program.
vii.Non-English-speaking suppliers are included in Vertiv initiatives and have access to multilingual help desk support and other resources via Assent Compliance. This permits all suppliers worldwide to access Vertiv’s platform for CMRT uploads and correspondence.
viii.In response to specific customer requests, Vertiv engaged directly with specific suppliers to obtain valid conflict-free CMRT reports and documentation.
b.Identify and Assess Risks in the Supply Chain
As stated above, Vertiv is a member of RMI and has adopted the RMI’s approach to identifying and assessing risks in its supply chain. In applying this approach, we conducted due diligence to trace the origin of 3TG provided to us by identifying in our supply chain smelters, refiners or recyclers and scrap supplier sources.
Vertiv, through Assent Compliance, verified the information provided by our suppliers for completeness and consistency of responses. Where we identified inaccuracies, we required the suppliers to correct the errors and submit an updated CMRT or to provide additional information.
Assent Compliance confirmed the validation status of the smelters and refiners reported by our suppliers by determining if such entities had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (RMAP). Smelters and refiners that have completed an RMAP audit are considered DRC-conflict free. Assent Compliance followed up with suppliers reporting smelters or refiners that have not been audited against the RMAP standard or that are considered non-conformant by RMAP.
Each facility that meets the definition of a smelter or refiner of a 3TG was assessed according to red flag indicators defined in the OECD Guidance. Assent Compliance used several factors to measure sourcing risk, including:
•Geographic proximity to the DRC and Covered Countries
•Known mineral source country of origin
•RMAP audit status
•Credible evidence of unethical or conflict sourcing
•Peer assessments conducted by credible third-party sources
In response to specific customer requests, Vertiv initiated risk mitigation efforts where a supplier’s CMRT reported facilities of concern, including instructing the supplier to undertake its own independent risk mitigation actions and asking the supplier to submit a product-specific CMRT to Vertiv identifying the connection, if any, between the facilities of concern and 3TG supplied to Vertiv. Vertiv provided suppliers with clear performance objectives within reasonable timeframes with the ultimate goal of progressively eliminating facilities of concern from Vertiv’s supply chain.
For the suppliers that provided country of origin information for 3TG, we confirmed the listed countries of origin for each smelter and refinery if the information was available from RMI. Some suppliers identified missing information from their supply chains and therefore could not provide a complete list of their upstream smelters and refiners.

i.Design and Implement a Strategy to Respond to Identified Risks
Vertiv’s strategy to respond to identified risks is to enforce our Supplier Code of Conduct and Purchase Order Terms and Conditions. Both documents communicate to our suppliers our expectations and requirements relating to the use and sourcing of 3TG. Specifically, Vertiv’s Terms and Conditions of

Purchase require our suppliers to trace and declare the country of origin of minerals used in all materials and to promptly provide Vertiv with relevant CMRT reports upon request.
Suppliers that are either non-responsive or provide incomplete or inconsistent responses to Vertiv’s solicitations for information are escalated within Vertiv’s procurement organization for follow-up and receive email communications reminding them of Vertiv’s expectations relating to the use and sourcing of 3TG.
The Global Procurement Compliance team regularly reports to Vertiv’s procurement leadership and Chief Compliance Officer on its efforts to collect CMRTs, the conflict-free status of suppliers, and the findings of the supply chain risk assessment.
ii.Independent Third-Party Audits of Supply Chain Due Diligence
As a downstream company, Vertiv does not have a direct relationship with smelters or refiners and we do not perform or direct audits of smelters or refiners. Vertiv relies on third-party audits of smelters and refiners conducted as a part of the RMAP and results of such audits made available by RMI. Assent Compliance followed up with suppliers reporting smelters or refiners that are considered non-conformant by RMAP and smelters and refiners that have not been audited against the RMAP standard to encourage their participation and gather information regarding each facilities’ sourcing practices.
e.Report on Supply Chain Due Diligence
Vertiv reports annually on its conflict minerals due diligence program in this Conflict Minerals Report, which is filed annually with the Securities and Exchange Commission.
4.Results of Our Reasonable Country of Origin Inquiry and Due Diligence
For the reporting period of January 1, 2020 through December 31, 2020, Vertiv solicited 1,903 in-scope suppliers to gather detailed information regarding the existence of 3TG in components and materials sold to us, as well as the origin and chain of custody of such 3TG. Based on the information provided by our suppliers and our own due diligence efforts through May 17, 2021, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of all 3TG in our products. We have provided in Annex A to this Report a list of smelters and refiners that may have been used to process 3TGs in Vertiv’s supply chain and in Annex B a list of countries of origin of these 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP.
The tables below summarize the quantity of smelters and refiners and source of 3TG reported in the CMRTs submitted by Vertiv´s suppliers who responded to our Conflict Minerals campaign for reporting year 2020:

Conflict Mineral	RMAP Conformant	RMAP Active	Non-enrolled	Non-Conformant	Total
Tin	54	12	9	4	79
Tantalum	37	1	0	0	38
Tungsten	38	5	3	0	46
Gold	108	6	54	4	172

Source of 3TG	RMAP Conformant	RMAP Active	Non-enrolled	Non-Conformant	Total
3TG sourced from DRC or adjoining country	25	0	0	0	25
3TG not sourced from DRC or adjoining country	112	0	0	0	112
Unknown	100	24	66	8	198

5.Risk Mitigation
Vertiv intends to continue evaluating its Reasonable Country of Origin Inquiry and due diligence processes in accordance with the provisions of the Rule to mitigate the risk that 3TGs necessary to our products benefit armed groups. In particular, we intend to:
i.Engage with suppliers to improve the quantity and quality of information received during our due diligence processes;
ii.Contact suppliers that submitted potentially unreliable or unacceptable responses;
iii.Review the criteria used to select suppliers to direct our efforts at the most relevant subset of our supply base;
iv.Request suppliers to source 3TG only from smelters and refiners that are Conformant or Active in the RMI’s Responsible Minerals Assurance Process;
v.Expand our involvement in the RMI and participation in its initiatives; and
vi.Continue engagement with suppliers, providing information about the importance of conflict-free sourcing for Vertiv and directing suppliers to information and training resources regarding responsible sourcing of 3TGs.

ANNEX A
Table 1 below lists smelters and refiners from Vertiv’s 3TG country of origin inquiry. Please note that some of the listed smelters and refiners may not actually provide 3TG to be used in Vertiv products because the smelters and refiners may have declared 3TG only as part of a company-level CMRT submission, rather than a CMRT specific to the products supplied to Vertiv. However, Vertiv is listing these smelters and refiners in the interest of presenting a complete list.
Table 1. Smelters and refiners reported in Vertiv CMRT.

Mineral	Smelter / Refiner Name	Facility Location
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

ANNEX B
Table 2 below is an aggregate list of countries of origin from which the reported facilities collectively source 3TGs, based on information provided through the CMRT data collection process, direct smelter and refinery outreach, and the RMAP. As stated above, some smelters and refiners may have been declared as part of a company-level CMRT submission, rather than a CMRT specific to the products supplied to Vertiv. Therefore, Table 2 may list more countries than those which are the actual sources of 3TG for Vertiv products.
Table 2. Countries of Origin of Conflict Minerals.

Country
Afghanistan
Albania
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Djibouti
Dominican Republic
DRC or an adjoining country (Covered Countries)
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France

Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic Of Korea
Russia
Rwanda

Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
Spain
Sudan
Suriname
Sweden
Switzerland
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
USA
Uzbekistan
Vietnam
Zambia
Zimbabwe